Exhibit 13.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the filing of the Annual Report on Form 20-F for the year ended December 31, 2023 (the “Report”) by Medirom Healthcare Technologies, Inc. (the “Company”), the undersigned, as Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, to my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 18, 2024	/s/ Fumitoshi Fujiwara
Name: Fumitoshi Fujiwara
Title: Chief Financial Officer